Exhibit 99.1

UNITED STATES OF AMERICA

CONSUMER FINANCIAL PROTECTION BUREAU

ADMINISTRATIVE PROCEEDING

2015-CFPB-[Docket #]

In the Matter of: DISCOVER BANK, THE STUDENT LOAN CORPORATION, AND DISCOVER PRODUCTS, INC.	CONSENT ORDER

The Consumer Financial Protection Bureau (Bureau) has reviewed certain student-loan-servicing activities of Discover Bank, The Student Loan Corporation, and Discover Products, Inc. The Bureau has identified the following violations of law: (1) unfair and deceptive acts and practices relating to Respondent’s failure to furnish clear information regarding the student-loan interest consumers paid, in violation of §§ 1031(a) and 1036(a)(1)(B) of the Consumer Financial Protection Act of 2010 (CFPA), 12 U.S.C. §§ 5531, 5536(a); (2) unfair acts and practices relating to Respondent initiating collection calls to consumers at inconvenient times, in violation of §§ 1031(a) and 1036(a)(1)(B) of the CFPA, 12 U.S.C. §§ 5531, 5536(a); (3) deceptive acts and practices relating to Respondent overstating the minimum amount due in student-loan billing statements, in violation of §§ 1031(a) and 1036(a)(1)(B) of the CFPA, 12 U.S.C. §§ 5531, 5536(a); and (4) violations of the Fair Debt Collection Practices Act, 15 U.S.C. § 1692, et seq., in Respondent’s collection activities regarding defaulted student loans it acquired. Under §§ 1053 and 1055 of the CFPA, 12 U.S.C. §§ 5563, 5565, the Bureau issues this Consent Order (Consent Order).

I

Jurisdiction

1. The Bureau has jurisdiction over this matter under §§ 1053 and 1055 of the CFPA, 12 U.S.C. §§ 5563, 5565.

II

Stipulation

2. Respondent has executed a “Stipulation and Consent to the Issuance of a Consent Order,” dated July 16, 2015, which is incorporated by reference and is accepted by the Bureau. By this Stipulation, Respondent has consented to the issuance of this Consent Order by the Bureau under §§ 1053 and 1055 of the CFPA, 12 U.S.C. §§ 5563, 5565, without admitting or denying any of the findings of fact or conclusions of law, except that Respondent admits the Bureau has jurisdiction over it and the subject matter of this action.

III

Definitions

3. The following definitions apply to this Consent Order:

a.	“Affected Consumers” means the Call-Time Consumers, the Minimum-Payment Consumers, and the Tax-Information Consumers.

b.	“Attempted Call or Contact” means an instance in which Respondent placed a telephone call to a consumer’s phone number that resulted in a connection to consumer’s telephone, whether or not the consumer answered the call.

c.	“Board” means the duly-elected and acting Board of Directors of Discover Bank.

d.	“Clearly and prominently” means:

i. in textual communications (e.g., printed publications or words displayed on the screen of an electronic device), the disclosure must be of a type size and location sufficiently noticeable for an ordinary consumer to read and comprehend it, in print that contrasts with the background on which it appears;

ii. in communications made through interactive media such as the internet, online services, and software, the disclosure must be conspicuously presented in a form consistent with subsection (i).

e.	“Call-Time Consumers” means consumers who received 6 or more Attempted Calls or Contacts before 8 a.m. or after 9 p.m. in the time zone of their address.

f.	“Defaulted Student Loans” means those Acquired Loans (as defined in Section IV.7 below) that were in charged-off status at the time Respondent acquired them.

g.	“Effective Date” means the date on which the Consent Order is issued.

h.	“Enforcement Director” means the Assistant Director of the Office of Enforcement for the Consumer Financial Protection Bureau, or his or her delegee.

i.	“Minimum-Payment Consumers” means consumers who received an account statement from Respondent with an overstated minimum-payment-due amount and did not make their monthly student-loan payments using an auto-pay method.

j.	“Regional Director” means the Regional Director for the Midwest Region for the Office of Supervision for the Consumer Financial Protection Bureau, or his or her delegee.

k.	“Related Consumer Action” means a private action by or on behalf of one or more consumers or an enforcement action by another governmental agency brought against Respondent based on substantially the same facts as described in section IV of this Consent Order.

l.	“Relevant Period” means the period from January 1, 2011 to January 28, 2014.

m.	“Respondent” means Discover Bank, The Student Loan Corporation, and Discover Products, Inc., and their successors and assigns.

n.	“Student-Loan Portfolio” means student loans owned by Respondent.

o.	“Tax-Information Consumers” means all consumers who paid Respondent more than $600 in interest on private student loans but who did not (1) receive a Form 1098-E; (2) request and receive an interest-paid letter from Respondent for tax years 2011 or 2012; (3) accept Respondent’s offer to pay for their filing amended returns; (4) contact Ernst & Young under Respondent’s program to provide tax advice and preparation services; or (5) accept Respondent’s offer to pay for basic tax preparations services for a prior tax year.

p.	“Termination Date” is 5 years from the Effective Date or 5 years from the most recent date that the Bureau initiates an action alleging any violation of the Consent Order by Respondent.

IV

Bureau Findings and Conclusions

The Bureau finds the following:

4. Discover Bank, which is headquartered in Greenwood, Delaware, is an insured depository institution with assets greater than $10,000,000 within the meaning of 12 U.S.C. § 5515(a).

5. The Student Loan Corporation and Discover Products, Inc. are affiliates of Discover Bank.

6. Respondent is a “covered person” under 12 U.S.C. § 5481(6).

Acquired Loan Portfolio

7. In a series of transactions beginning in late 2010, Respondent expanded its private Student-Loan Portfolio by acquiring substantially all of Citibank’s private student-loan business, including more than 800,000 private student-loan accounts (the Acquired Loans).

8. Since 2011, Respondent and its service providers have serviced the Acquired Loans as well as Respondent’s preexisting student loans.

9. Among other things, Respondent has provided borrowers with periodic account statements reflecting the payment due, supplied year-end tax information regarding the student-loan interest the borrowers paid, and contacted borrowers to collect past-due payments.

Tax-Information Policies

10. Respondent maintained many of Citibank’s procedures and policies for servicing the Acquired Loans, including Citibank’s policies regarding notice to borrowers and the Internal Revenue Service (IRS) of student-loan interest paid during the tax year.

11. The tax code allows student-loan interest to be deducted as an adjustment to income for some taxpayers.

12. Under the Internal Revenue Code, private student loans may be deemed “qualified education loans” for purposes of Form 1098-E reporting if the borrower certifies that the loan proceeds will be used solely to pay for “qualified higher education expenses.” 26 C.F.R. § 1.6050S-3(e)(2).

13. That certification may be made on a Form W-9S Request for Student’s or Borrower’s Taxpayer Identification Number and Certification (W-9S form) or incorporated into other documents, such as a loan application or promissory note.

14. Institutions are required to provide certain notices to student-loan borrowers and the IRS regarding the amount of qualified student-loan interest the borrowers paid. They must file a Form 1098-E information return with the IRS specifying the amount of qualified student-loan interest paid if a borrower paid more than $600 in such interest and has provided the applicable certification. They must also furnish borrowers with a statement specifying this amount if the borrower paid more than $600 in qualified student-loan interest. 26 C.F.R. § 1.6050S-3(a), (c)-(d).

15. With respect to the Acquired Loans, Respondent did not provide those borrowers with a Form 1098-E unless the borrowers had also submitted a W-9S form certifying that the loan was used solely to pay for qualified higher-education expenses.

16. Unless requested by borrowers, Respondent did not send Acquired Loan borrowers W-9S forms to complete. Nor did Respondent adequately alert borrowers who did not have W-9S forms on file that this document was lacking and would prevent them from receiving a Form 1098-E.

17. Instead, Respondent placed a message at the bottom of the first page, or on a separate second page, of the October or November billing statements in 2011 and 2012. The message indicated that borrowers would not receive a Form 1098-E unless they had submitted a W-9S.

18. In addition, Respondent directed Acquired Loan borrowers to its website for online “Qualified Interest” information.

19. During the Relevant Period, Acquired Loan borrowers who did not have a W-9S on file would see the following information when they accessed their online Qualified Interest statement:

Qualified Interest

This is the private student loan interest you paid to The Student Loan Corporation in [tax year]: $0.00

20. The Qualified Interest statement reflected “$0.00” because the Acquired Loan borrower did not have a W-9S form on file with Respondent.

21. During the Relevant Period, the online Qualified Interest information of over 156,000 Acquired Loan borrowers reflected $0.00 in interest paid if the borrower viewed the Qualified Interest portion of Discover’s website, even though those borrowers in fact had paid Respondent student-loan interest on their private student loans. In many instances, this occurred for both the 2011 and 2012 tax years.

22. Respondent did not adequately explain to Acquired Loan borrowers that their online Qualified Interest statements would reveal $0.00 in interest paid if no W-9S form were on file.

23. Respondent’s statement that $0.00 in interest had been paid was likely to mislead borrowers into believing that they had not paid interest qualifying for the tax deduction, potentially causing them to forego seeking this tax benefit.

24. As described in paragraphs 19-23, in connection with servicing the Acquired Loans, Respondent represented, expressly or impliedly, in numerous instances that Acquired Loan borrowers had paid “$0.00” in student-loan interest.

25. In fact, these Acquired Loan borrowers had paid Respondent student-loan interest and often a substantial amount of interest.

26. Thus, Respondent’s representations as described in paragraphs 19-23 constitute deceptive acts or practices in violation of §§ 1031(a) and 1036(a)(1)(B) of the CFPA, 12 U.S.C. §§ 5531(a), 5536(a)(1)(B).

27. Respondent’s tax-information practices were also unfair under the CFPA. An act or practice is unfair if it causes or is likely to cause consumers substantial injury that is not reasonably avoidable and if the substantial injury is not outweighed by countervailing benefits to consumers or to competition.

28. Respondent’s misleading Qualified Interest statements were likely to cause affected Acquired Loan borrowers to believe they did not pay interest qualifying for the tax deduction and, consequently, to not seek this tax benefit, when in fact they may have qualified for it. This caused or was likely to cause consumers substantial injury that was not reasonably avoidable or outweighed by any countervailing benefit to consumers or to competition.

29. Therefore, Respondent engaged in unfair acts and practices in violation of §§ 1036(a)(1)(B) and 1031(c)(1) of the CFPA. 12 U.S.C. §§ 5536(a)(1)(B), 5531(c)(l).

Minimum-Payment-Due Statements

30. For numerous Acquired Loans exiting their grace status and entering repayment, Respondent overstated the minimum amount due on the borrowers’ online and paper account statements.

31. The minimum payment amount Respondent presented on those statements included (1) the actual minimum amount due on loans in or approaching repayment and (2) interest accrued on loans that were still in deferment and thus not required to be paid. Respondent’s inclusion of interest accrued on loans still in deferment led to substantial overstatements of the minimum payment due in many cases.

32. During the Relevant Period, Respondent overstated the minimum payment due in nearly 30,000 account statements sent to roughly 7,000 borrowers.

33. Section 1036(a)(1)(B) of the CFPA prohibits “unfair, deceptive, or abusive” acts or practices. 12 U.S.C. § 5536(a)(1)(B).

34. As described in paragraphs 30-32 above, in connection with servicing the Acquired Loans, in numerous instances, Respondent represented, expressly or impliedly, on borrower account statements an inaccurate minimum monthly payment due.

35. In fact, the actual amounts owed by Acquired Loan borrowers under the terms of their loans were often far less than Respondent’s account statements reflected. Thus, Respondent’s representations as described in paragraphs 30-32 constitute deceptive acts or practices in violation of §§ 1031(a) and 1036(a)(1)(B) of the CFPA, 12 U.S.C. §§ 5531(a), 5536(a)(1)(B).

Inappropriate Collection Call Times

36. Prior to February 2013, Respondent initiated over 150,000 collection calls to the cellular phone numbers of student-loan borrowers before 8 a.m. or after 9 p.m. in the time zone of the consumer’s address.

37. For borrowers whose cell phone number area code corresponded with a time zone different from the time zone of the customer’s mailing address, Respondent’s collection calls frequently occurred before 7 a.m. and after 10 p.m. in the time zone of the consumer’s address.

38. Many of these consumers may have received multiple collection calls at these inconvenient times. Over 1,000 consumers received dozens of calls at inconvenient hours.

39. Under the CFPA, an act or practice is unfair if it causes or is likely to cause consumers substantial injury that is not reasonably avoidable and is not outweighed by countervailing benefits to consumers or to competition.

40. Respondent’s practice of placing collection calls at inconvenient times was likely to cause substantial injury to consumers that was not reasonably avoidable or outweighed by any countervailing benefit to consumers or to competition.

41. Thus, Respondent engaged in unfair acts and practices in violation of §§ 1036(a)(1)(B) and 1031(c)(1) of the CFPA. 12 U.S.C. §§ 5536(a)(1)(B), 5531(c)(l).

Defaulted Acquired Loans

42. Some of the Acquired Loans — at least 6,074 — were in charged-off status at the time Respondent purchased them (Defaulted Acquired Loans).

43. Although most Defaulted Acquired Loans were referred to third-party debt-collection firms, others remained with Respondent for collection.

44. Respondent proceeded to collect on approximately 252 of those Defaulted Acquired Loans, making an initial communication with the borrowers by phone.

45. With respect to the Defaulted Student Loans, Respondent was a “debt collector” under the Fair Debt Collection Practices Act (FDCPA).

46. Section 809 of the FDCPA requires debt collectors, such as Respondent with respect to the Defaulted Acquired Loans, to provide consumers with specific information about the amount and source of the debt and the consumers’ right to contest the debt’s validity. 15 U.S.C. § 1692g(a)(1)-(5). That information must be provided during the debt collector’s initial communication with the consumer or in a written debt-validation notice sent within five days of that initial communication. 15 U.S.C. § 1692g(a).

47. Respondent failed to comply with those FDCPA requirements in its initial collection contact to approximately 252 consumers.

48. Therefore, Respondent violated the FDCPA, 15 U.S.C. § 1692g in its initial collection activity regarding the Defaulted Acquired Loans.

ORDER

V

Conduct Provisions

IT IS ORDERED, under §§ 1053 and 1055 of the CFPA, that:

49. Respondent and its officers, agents, servants, employees, and attorneys acting in the course of representing Respondent on student-loan-servicing matters who have actual notice of this Consent Order, whether acting directly or indirectly, may not violate, including by taking reasonable measures to ensure that its service providers, affiliates, and other agents do not violate, §§ 1031 and 1036 of the CFPA, 12 U.S.C. §§ 5531, 5536, by taking the following affirmative actions :

a.	Respondent, whether acting directly or indirectly, is permanently restrained from:

i. Placing any calls to consumers before 8 a.m. or after 9 p.m. as determined by the time zone of the consumer’s known address and the time zone of the consumer’s phone number, unless the consumer has expressly authorized Respondent to make calls within those time frames. To the extent Respondent has multiple addresses or phone numbers for the consumer, Respondent must ensure that any calls made to the consumer fall within the 8 a.m. to 9 p.m. window in each location in which the consumer might reside based on the address and phone information known to Respondent; and

ii. Failing to comply with the requirements of the FDCPA, 15 U.S.C § 1692 et seq., including the notice provisions in 15 U.S.C. §1692g(a), with respect to any defaulted debt Respondent acquires.

b.	Respondent, and its officers, agents, servants, employees, and attorneys who have actual notice of this Consent Order, whether acting directly or indirectly, in connection with servicing loans, may not misrepresent, or assist others in misrepresenting, expressly or impliedly, to consumers:

i. the minimum periodic payment owed by consumers;

ii. the amount of interest paid by consumers; or

iii. any other fact material to consumers concerning the servicing of their loans.

c.	Respondent, whether acting directly or indirectly, in connection with servicing the Acquired Loans, must take the following affirmative actions:

i. send Acquired Loan borrowers without IRS W-9S forms on file with Respondent a blank W-9S form to complete; Respondent must also provide a system for borrowers to submit W-9S forms electronically;

ii. explain in a letter accompanying the blank W-9S form that the Respondent requires the borrower to submit the W-9S form before Respondent will issue them a Form 1098-E specifying the amount of student-loan interest they paid;

iii. continue to provide clear and prominent disclosures on its website, account statements, and other notices to Acquired Loan borrowers that borrowers must complete and provide Respondent with a W-9S form before Respondent will issue the borrower a Form 1098-E; and

iv. submit, within ten (10) days of the Effective Date, Respondent’s proposed website, account statement, or other notice to Acquired Loan borrowers about Respondent’s W-9S form requirement to the Enforcement Director for approval; and

v. notify the Bureau within 7 days of the IRS’s response to Respondent’s request for a private-letter ruling as to whether the borrower certifications in the Acquired Loan notes suffice to render the loans

Qualified Education Loans for purposes of the Internal Revenue Code provisions relating to the student-loan tax deduction. Respondent will provide the Enforcement Director with a copy of the IRS’s response, including any private-letter ruling issued by the agency.

VI

Compliance Plan

IT IS FURTHER ORDERED that:

50. Within 90 days of the Effective Date, Respondent must submit to the Regional Director for review and determination of non-objection a comprehensive compliance plan designed to ensure that Respondent’s student-loan-servicing activities comply with the terms of this Consent Order (Compliance Plan). The Compliance Plan must include, at a minimum:

a.	detailed steps for addressing each action required by this Consent Order; and

b.	specific timeframes and deadlines for implementation of those steps.

51. The Regional Director will have the discretion to make a determination of non-objection to the Compliance Plan or direct the Respondent to revise it. If the Regional Director directs the Respondent to revise the Compliance Plan, the Respondent must make the revisions and resubmit the Compliance Plan to the Regional Director within 30 days.

52. After receiving notification that the Regional Director has made a determination of non-objection to the Compliance Plan, the Respondent must implement and adhere to the steps, recommendations, deadlines, and timeframes outlined in the Compliance Plan.

VII

Role of the Board

IT IS FURTHER ORDERED that:

53. The Board or a committee thereof must review the Redress Plan and Compliance Plan required by this Consent Order before submission to the Bureau.

54. Although this Consent Order requires the Respondent to submit certain documents for the review or non-objection by the Bureau, the Board will have the ultimate responsibility for proper and sound management of Respondent and for ensuring that Respondent complies with Federal consumer financial law and this Consent Order.

55. In each instance that this Consent Order requires the Board to ensure adherence to, or perform certain obligations of Respondent, the Board or a committee thereof must:

a.	authorize whatever actions are necessary for Respondent to fully comply with the Consent Order;

b.	require timely reporting by management to the Board on the status of compliance obligations; and

c.	require timely and appropriate corrective action to remedy any material non-compliance with Board directives related to this section.

VIII

Order to Pay Redress

IT IS FURTHER ORDERED that:

56. Within 10 days of the Effective Date, Respondent must reserve or deposit into a segregated deposit account not less than $16 million for the purpose of providing redress to Affected Consumers as required by this section.

57. Within 90 days of the Effective Date, Respondent must submit to the Regional Director for review and non-objection a comprehensive written plan for providing redress consistent with this Consent Order (Redress Plan). The Regional Director will have the discretion to make a determination of non-objection to the Redress Plan or direct the Respondent to revise it. If the Regional Director directs the Respondent to revise the Redress Plan, the Respondent must make the revisions and resubmit the Redress Plan to the Regional Director within 20 days. After receiving notification that the Regional Director has made a determination of non-objection to the Redress Plan, the Respondent must implement and adhere to the steps, recommendations, deadlines, and timeframes outlined in the Redress Plan.

58. The Redress Plan must contain the following elements for the Affected Consumer classes set forth below:

a.	Tax-Information Consumers:

i. Describe the 2015 Tax Program, which provided,

a.	free tax consultation and advice from Ernst & Young or a tax advisor of similar quality to assist consumers in determining whether to file an amended tax return for the tax years 2011 and 2012;

b.	free tax amendment services from specified tax preparers to enable affected borrowers to file amended tax returns for 2011 and 2012 and up to $300 in reimbursement if the borrowers chose to use their own tax preparer for those services, which reimbursement is available until March 31, 2016; and

c.	up to $200.00 of basic state and federal tax-preparation services for the 2014 tax year from H&R Block or similar tax preparation firms.

ii. Identify, by March 31, 2016, all Tax-Information Consumers who did not participate in the 2015 Tax Program or its 2014 predecessor (the Remaining Tax-Information Consumers) and issue an account credit of $75 for each Relevant Tax Year. For purposes of this subparagraph, the term Relevant Tax Year means tax year 2011 or 2012. If Respondent is no longer servicing the Remaining Tax-Information Consumer’s student loans, Respondent will send that consumer $75 for each Relevant Tax Year and will use best efforts to identify the consumer’s current address.

iii. Require Respondent to send a letter, which the Enforcement Director has approved, to all Tax-Information Consumers receiving the credits or payments required in subparagraph (a)(ii) that explains the reasons for the credit or payment and the amount being provided.

iv. Respondent represents that it has already provided the contemplated redress to certain Tax Information Consumers. This redress shall be documented as part of the Redress Plan and shall include an accounting of amounts Respondent has already provided to those consumers.

b.	Minimum-Payment Consumers:

i. Identify the Minimum-Payment Consumers who paid Respondent more than the actual minimum monthly payment due and the amount of the overpayment; and

ii. Require Respondent to issue an account credit equal to the greater of $100 or 10% of the overpayment, up to $500 (the Minimum-Payment-Account Credit). If the Respondent is no longer servicing the Minimum-Payment Consumer’s student loans, Respondent will send that consumer a check in an amount equal to the Minimum-Payment-Account Credit and will use best efforts to identify the consumer’s current address; and

iii. Require Respondent to send a letter, which the Enforcement Director has approved, to all Minimum-Payment Consumers receiving credits or payments required under subparagraph (b)(ii) that explains the reasons for the credit or payment and the amount being provided.

c.	Call-Time Consumers:

i. Identify all Call-Time Consumers who received (a) 6-25 Contacts or Attempted Calls and (b) in excess of 25 Contacts or Attempted Calls;

ii. Require Respondent to issue an account credit of (a) $92 to each Call-Time Consumer who received 6-25 Contacts or Attempted Calls and (b) $142 to each Call-Time Consumer who received in excess of 25 calls (Call-Time-Account Credit). If Respondent is no longer servicing the Call-Time Consumer’s student loans, Respondent will send the consumer a check in an amount equal to the Call-Time-Account Credit and use best efforts to identify the consumer’s current address; and

iii. Require Respondent to send a letter, which the Enforcement Director has approved, to all Call-Time Consumers receiving credits or payments required under subparagraph (c)(ii) that explains the reasons for the credits or payments and the amount being provided.

59. If redress amounts remain after the Redress Plan is completed, within 30 days of the completion of the Redress Plan, Respondent must pay to the Bureau, by wire transfer to the Bureau or the Bureau’s agent, and according to the Bureau’s wiring instructions, all remaining redress amounts. The Bureau may use these remaining funds to pay additional redress to Affected Consumers. If the Bureau determines, in its sole discretion, that additional redress is wholly or partially impracticable or otherwise inappropriate, or if funds remain after the additional redress is completed, the Bureau will deposit any remaining funds in the U.S. Treasury as disgorgement. Respondent will have no right to challenge any actions that the Bureau or its representatives may take under this section.

60. Respondent may not condition the payment of any redress to any Affected Consumer under this Order on that Affected Consumer waiving any right.

IX

Order to Pay Civil Money Penalties

IT IS FURTHER ORDERED that:

61. Under § 1055(c) of the CFPA, 12 U.S.C. § 5565(c), by reason of the violations of law described in section IV of this Consent Order, and taking into account the factors in 12 U.S.C. § 5565(c)(3), Respondent must pay a civil money penalty of $2.5 million to the Bureau.

62. Within 10 days of the Effective Date, Respondent must pay the civil money penalty by wire transfer to the Bureau or to the Bureau’s agent in compliance with the Bureau’s wiring instructions.

63. The civil money penalty paid under this Consent Order will be deposited in the Civil Penalty Fund of the Bureau as required by § 1017(d) of the CFPA, 12 U.S.C. § 5497(d).

64. Respondent must treat the civil money penalty paid under this Consent Order as a penalty paid to the government for all purposes. Regardless of how the Bureau ultimately uses those funds, Respondent may not:

a.	claim, assert, or apply for a tax deduction, tax credit, or any other tax benefit for any civil money penalty paid under this Consent Order; or

b.	seek or accept, directly or indirectly, reimbursement or indemnification from any source, including but not limited to payment made under any insurance policy, with regard to any civil money penalty paid under this Consent Order.

65. To preserve the deterrent effect of the civil money penalty in any Related Consumer Action, Respondent may not argue that Respondent is entitled to, nor may Respondent benefit by, any offset or reduction of any compensatory monetary remedies imposed in the Related Consumer Action because of the civil money penalty paid in this action (“Penalty Offset”). If the court in any Related Consumer Action grants such a Penalty Offset, Respondent must, within 30 days after entry of a final order granting the Penalty Offset, notify the Bureau, and pay the amount of the Penalty Offset to the U.S. Treasury. Such a payment will not be considered an additional civil money penalty and will not change the amount of the civil money penalty imposed in this action.

X

Additional Monetary Provisions

IT IS FURTHER ORDERED that:

66. In the event of any default on Respondent’s obligations to make payment under this Consent Order, interest, computed under 28 U.S.C. § 1961, as amended, will accrue on any outstanding amounts not paid from the date of default to the date of payment, and will immediately become due and payable.

67. Respondent must relinquish all dominion, control, and title to the funds paid to the fullest extent permitted by law and no part of the funds may be returned to Respondent.

68. Under 31 U.S.C. § 7701, Respondent, unless it already has done so, must furnish to the Bureau its taxpayer-identifying numbers, which may be used for purposes of collecting and reporting on any delinquent amount arising out of this Consent Order.

69. Until the Termination Date, and within 30 days of the entry of a final judgment, consent order, or settlement in a Related Consumer Action, Respondent must notify the Regional Director of the final judgment, consent order, or settlement in writing. That notification must indicate the amount of redress, if any, that Respondent paid or is required to pay to consumers and describe the consumers or classes of consumers to whom that redress has been or will be paid.

XI

Reporting Requirements

IT IS FURTHER ORDERED that:

70. Respondent must notify the Regional Director of any development that may affect compliance obligations arising under this Consent Order, including but not limited to a dissolution, assignment, sale, merger, or other action that would result in the emergence of a successor company; the creation or dissolution of a subsidiary, parent, or affiliate that engages in any acts or practices subject to this Consent Order; the filing of any bankruptcy or insolvency proceeding by or against Respondent; or a change in Respondent’s name or address. Respondent must provide this notice at least 30 days before the development or as soon as practicable after the learning about the development, whichever is sooner.

71. Within 90 days of the Effective Date, and again one year after the Effective Date, Respondent must submit to the Regional Director an accurate written compliance progress report (Compliance Report) that has been approved by the Board or a committee thereof, which, at a minimum:

a.	describes in detail the manner and form in which Respondent has complied with this Order; and

b.	attaches a copy of each Order Acknowledgment obtained under section XII, unless previously submitted to the Bureau.

72. After the one-year period, Respondent must submit to the Regional Director additional Compliance Reports within 14 days of receiving a written request from the Bureau.

XII

Order Distribution and Acknowledgment

IT IS FURTHER ORDERED that:

73. Within 30 days of the Effective Date, Respondent must deliver a copy of this Consent Order to each of its board members and executive officers, as well as to any managers, employees, service providers, or other agents and representatives who have oversight or managerial responsibilities related to the student-loan-servicing activities that are the subject matter of the Consent Order.

74. For 5 years from the Effective Date, Respondent must deliver a copy of this Consent Order to any business entity resulting from any change in structure referred to in section XI, any future board members and executive officers, as well as to any managers, employees, service providers, or other agents and representatives who will have oversight or managerial responsibilities related to the student-loan-servicing activities that are the subject matter of the Consent Order before they assume their responsibilities.

75. Respondent must secure a signed and dated statement acknowledging receipt of a copy of this Consent Order, ensuring that any electronic signatures comply with the requirements of the E-Sign Act, 15 U.S.C. § 7001 et seq., within 30 days of delivery, from all persons receiving a copy of this Consent Order under this section.

XIII

Recordkeeping

IT IS FURTHER ORDERED that:

76. Respondent must create, or maintain, for at least 5 years from the Effective Date, the following business records:

a.	all documents and records necessary to demonstrate full compliance with each provision of this Consent Order, including all submissions to the Bureau; and

b.	all documents and records pertaining to the Redress Plan, described in section VIII above.

77. Respondent must retain the documents identified in paragraph 76 for at least 5 years.

78. Respondent must make the documents identified in paragraph 76 available to the Bureau upon the Bureau’s request.

XIV

Notices

IT IS FURTHER ORDERED that:

79. Unless otherwise directed in writing by the Bureau, Respondent must provide all submissions, requests, communications, or other documents relating to this Consent Order in writing, with the subject line, “In re Discover Bank, File No. 2015-CFPB-[Docket #],” and send them:

a.	By overnight courier (not the U.S. Postal Service) or by first-class mail, as follows:

Regional Director, Bureau Midwest Region

230 South Dearborn Street

Suite 1590

Chicago, IL 60604

and

b.	Contemporaneously by email to Enforcement_Compliance@cfpb.gov

XV

Cooperation with the Bureau

IT IS FURTHER ORDERED that:

80. Respondent must cooperate fully to help the Bureau determine the identity and location of, and the amount of injury sustained by, each Affected Consumer. Respondent must provide such information in its or its agents’ possession or control within 14 days of receiving a written request from the Bureau.

81. Respondent must cooperate fully with the Bureau in this matter and in any investigation related to or associated with the conduct described above. Respondent must provide truthful and complete information, evidence, and testimony. Respondent must cause Respondent’s officers, employees, representatives, or agents to appear for interviews, discovery, hearings, trials, and any other proceedings that the Bureau may reasonably request upon reasonable notice, at such places and times as the Bureau may designate, without the service of compulsory process.

XVI

Compliance Monitoring

IT IS FURTHER ORDERED that:

82. Within 14 days of receipt of a written request from the Bureau related to Respondent’s compliance with this Consent Order, Respondent must submit additional compliance reports or other requested information, which must be made under penalty of perjury; provide sworn testimony; or produce documents.

83. Respondent must permit Bureau representatives to interview any employee or other person affiliated with Respondent who has agreed to such an interview on the subject matter. The person interviewed may have counsel present.

84. Nothing in this Consent Order will limit the Bureau’s lawful use of civil investigative demands under 12 C.F.R. § 1080.6 or other compulsory process.

XVII

Modifications to Non-Material Requirements

IT IS FURTHER ORDERED that:

85. Respondent may seek a modification to non-material requirements of this Consent Order (e.g., reasonable extensions of time and changes to reporting requirements) by submitting a written request to the Enforcement Director.

86. The Bureau may modify any non-material requirements of this Consent Order (e.g., reasonable extensions of time and changes to reporting requirements) if the Enforcement Director determines good cause justifies the modification. Any such modification by the Bureau must be in writing.

XVIII

Administrative Provisions

IT IS FURTHER ORDERED that:

87. The provisions of this Consent Order do not bar, estop, or otherwise prevent the Bureau, or any other governmental agency, from taking any other action against Respondent, except as described in paragraph 88.

88. The Bureau releases and discharges Respondent from all potential liability for law violations that the Bureau has or might have asserted based on the practices described in section IV of this Consent Order, to the extent such practices occurred before the Effective Date and the Bureau knows about them as of the Effective Date. The Bureau may use the practices described in this Consent Order in future enforcement actions against Respondent and its affiliates, including, without limitation, to establish a pattern or practice of violations or the continuation of a pattern or practice of violations or to calculate the amount of any penalty. This release does not preclude or affect any right of the Bureau to determine and ensure compliance with the Consent Order, or to seek penalties for any violations of the Consent Order.

89. This Consent Order is intended to be, and will be construed as, a final Consent Order issued under § 1053 of the CFPA, 12 U.S.C. § 5563, and expressly does not form, and may not be construed to form, a contract binding the Bureau or the United States.

90. This Consent Order will terminate on the Termination Date. If such action is dismissed or the relevant adjudicative body rules that Respondent did not violate any provision of this Consent Order, and the dismissal or ruling is either not appealed or upheld on appeal, then this Consent Order will terminate as though the action had never been filed. This Consent Order will remain effective and enforceable until the Termination Date, except to the extent that any provisions of this Consent Order have been amended, suspended, waived, or terminated in writing by the Bureau or its designated agent.

91. Calculation of time limitations will run from the Effective Date and be based on calendar days, unless otherwise noted.

92. The provisions of this Consent Order will be enforceable by the Bureau. For any violation of this Consent Order, the Bureau may impose the maximum amount of civil money penalties allowed under § 1055(c) of the CFPA, 12 U.S.C. § 5565(c). In connection with any attempt by the Bureau to enforce this Consent Order in federal district court, the Bureau may serve Respondent wherever Respondent may be found and Respondent may not contest that court’s personal jurisdiction over Respondent.

93. This Consent Order and the accompanying Stipulation contain the complete agreement between the parties. The parties have made no promises, representations, or warranties other than what is contained in this Consent Order and the accompanying Stipulation. This Consent Order and the accompanying Stipulation supersede any prior oral or written communications, discussions, or understandings.

94. Nothing in this Consent Order or the accompanying Stipulation may be construed as allowing the Respondent, its Board, officers, or employees to violate any law, rule, or regulation.

IT IS SO ORDERED, this      day of July 2015.

Richard Cordray
Director
Consumer Financial Protection Bureau